Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-201603), in the Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (No. 333-178308), and in the Registration Statements on Form S-8 (Nos. 333-181703, 333-196993, 333-205117 and 333-219347), pertaining to the Puma Biotechnology, Inc. 2011 Incentive Award Plan, as amended, and in the Registration Statement on Form S-8 (No. 333-218373), pertaining to the Puma Biotechnology, Inc. 2017 Employment Inducement Incentive Award Plan, of our report dated March 1, 2017, relating to the consolidated financial statements of Puma Biotechnology, Inc. and Subsidiary as of December 31, 2016 and for the two years ended December 31, 2016 and 2015, and the effectiveness of internal control over financial reporting of Puma Biotechnology, Inc. and Subsidiary as of December 31, 2016, included in the Annual Report on Form 10-K for the year ended December 31, 2017.

San Diego, California	/s/ PKF, LLP
March 9, 2018	PKF, LLP
(formerly PKF
Certified Public Accountants
A Professional Corporation)